                            ARTICLES OF INCORPORATION

                                       OF

                          LATIN VENTURE PARTNERS, INC.



         The undersigned subscriber to these Articles of Incorporation is a natural person competent to contract and hereby form a Corporation for profit under Chapter 607 of the Florida Statutes.


                                 ARTICLE 1- NAME
                                 ---------------

         The name of the Corporation is LATIN VENTURE PARTNERS, INC., (hereinafter, "Corporation").

                       ARTICLE 2 - PURPOSE OF CORPORATION
                       ----------------------------------

         The corporation shall engage in any activity or business permitted under the laws of the United States and of the State of Florida.

                           ARTICLE 3- PRINCIPAL OFFICE
                           ---------------------------

         The address of the principal office of this Corporation is 343 Almeria Avenue, Coral Gables, Florida 33134.

                             ARTICLE 4- INCORPORATOR
                             -----------------------

         The name and street address of the incorporator of this Corporation is:

                           Elsie Sanchez
                           343 Almeria Avenue
                           Coral Gables, Florida 33134

                           ARTICLE 5- MAILING ADDRESS
                           --------------------------
         The mailing address of the Corporation shall be 343 Almeria Avenue, Coral Gables, Florida 33134.

                      ARTICLES 6- CORPORATE CAPITALIZATION
                      ------------------------------------

         6.1 The maximum number of shares that this Corporation is authorized to have outstanding at any time is SEVEN THOUSAND FIVE HUNDRED (7,500) shares of common stock, each share having the par value of ONE DOLLAR ($1.00).

         6.2 No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature: provided, however, that the Board of Director(s) may, in authorizing the issuance

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of shares of stock of any class, confer any preemptive right that the Board of
Director(s) may deem advisable in connection with such issuance.

         6.3 The Board of Director(s) of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Director(s) may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the bylaws of the Corporation.

         6.4 The Board of Director(s) of the Corporation may, by Restated Articles of Incorporation, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or term or conditions of redemption of the stock.


                        ARTICLE 7- POWERS OF CORPORATION
                        --------------------------------

         The Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, subject to any limitations or restrictions imposed by applicable law or these Articles of Incorporation.

                          ARTICLE 8- TERM OF EXISTENCE
                          ----------------------------

         This Corporation shall have perpetual existence.

                         ARTICLE 9- REGISTERED OWNER(S)
                         ------------------------------

         The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right is registered on the books of the Corporation as the owner thereto, for all purposes, and except as may be agreed in writing by the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

               ARTICLE 10- REGISTERED OFFICE AND REGISTERED AGENT
               --------------------------------------------------

         The initial address of registered office of this Corporation is The Law Firm of Lawrence J. Spiegel, Chartered doing business as AmeriLawyer(R), located at 343 Almeria Avenue, Coral Gables, Florida 33134. The name and address of the registered agent of this Corporation is The Law Firm of Lawrence J. Spiegel, Chartered doing business as AmeriLawyer(R), 343 Almeria Avenue, Coral Gables, Florida 33134.

                               ARTICLE 11- BYLAWS
                               ------------------

         The Board of Director(s) of the Corporation shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Bylaws of the Corporation, but the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Director(s) at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of the Bylaws.


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                           ARTICLE 12 - EFFECTIVE DATE
                           ---------------------------

         These Articles of Incorporation shall be effective immediately upon approval of the Secretary of State, State of Florida.

                             ARTICLE 13 - AMENDMENT
                             ----------------------

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or in any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any matter now or hereafter prescribed or permitted by the provisions of any applicable statute of the State of Florida, and all rights conferred upon shareholders in these Articles of Incorporation or any amendment hereto are granted subject to this reservation.


         IN WITNESS WHEREOF, I have hereunto set my hand and seal, acknowledged and filed the foregoing Articles of Incorporation under the laws of the State of Florida, this Dec. 26, 1995.


                                                     /s/ Elsie Sanchez
                                                     ---------------------------
                                                     Elsie Sanchez, Incorporator


                    ACCEPTANCE OF REGISTERED AGENT DESIGNATED
                    -----------------------------------------
                          IN ARTICLES OF INCORPORATION
                          ----------------------------

         The Law Firm of Lawrence J. Spiegel, Chartered doing business as AmeriLawyer(R), having a business office identical with the registered office of the Corporation name above, and having been designated as the Registered Agent in the above and foregoing Articles of Incorporation, is familiar with and accepts the obligations of the position of Registered Agent under Section 607.0505, Florida Statutes.



                                            The Law Firm Of Lawrence J. Spiegel,
                                            Chartered doing business as
                                            AmeriLawyer(R)



                                               By: /s/ Lawrence J. Spiegel
                                                  ------------------------------
                                                  Lawrence J. Spiegel, President